Exhibit 99.1

Mobix Labs, Inc. Announces Exercise of Warrants for $4.5 Million Gross Proceeds

IRVINE, Calif., Sept. 03, 2025 (GLOBE NEWSWIRE) — Mobix Labs, Inc. (NASDAQ: MOBX), a fabless semiconductor company delivering advanced connectivity solutions for wired and wireless 5G, defense, aerospace, and medical applications today announced it has entered into an agreement with a holder of its existing warrants for the immediate exercise of certain of its warrants to purchase up to an aggregate of 5,486,467 shares of Class A common stock (“common stock”) of the Company at the current exercise price of $0.8202 per share. The shares of common stock issuable upon exercise of the existing warrants are registered for resale pursuant to an effective registration statement on Form S-1 (File No. 333-287493). The aggregate gross proceeds from the exercise of the existing warrants is expected to total approximately $4.5 million, before deducting financial advisory fees.

Roth Capital Partners is acting as the Company’s financial advisor for this transaction.

In consideration for the immediate exercise of the existing warrants for cash, the Company will issue new unregistered warrants to purchase shares of common stock. The new warrants will be exercisable for an aggregate of up to 8,229,701 shares of common stock, at an exercise price of $1.08 per share and will be exercisable upon stockholder approval and have a term of five years from the date of stockholder approval.

The transaction is expected to close on or about September 4, 2025, subject to satisfaction of customary closing conditions. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

The new warrants described above were offered in a private placement pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”) and, along with the shares of common stock issuable upon their exercise, have not been registered under the 1933 Act, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from such registration requirements. The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issuable upon exercise of the new warrants.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Mobix Labs

Based in Irvine, California, Mobix Labs is a fabless semiconductor company delivering advanced wireless and wired connectivity, RF, switching, and filtering technologies for next-generation communication systems. Our solutions support aerospace, defense, 5G, medical, industrial, and other high-reliability markets. We specialize in electromagnetic interference (EMI) solutions for secure aerospace GPS systems, optical cables for high-speed interconnects, and AI datacenters, as well as mmWave radar and imaging for commercial applications, ensuring high performance and reliability in demanding environments. Visit mobixlabs.com and follow us on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not historical facts and are based on current expectations, estimates, assumptions and projections about the industry, business, strategy, and future financial results of Mobix Labs, Inc. (the “Company”). Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” “may,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the expected proceeds from, and the expected closing date of, the financing transaction described herein.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including but not limited to: uncertainties associated with whether the financing transaction contemplated herein may be completed, completed with different terms, in an untimely manner, or not at all; the Company’s ability to find additional sources of funding to achieve its business objectives; the Company’s current and future capital requirements and its ability to raise additional funds to satisfy its future capital needs; the Company’s ability to realize the benefits of the financing transasction described herein; risks related to the Company’s ability to successfully manufacture, deliver, and scale its products; customer adoption, demand and deployment decisions, including by prime contractors and government agencies; changes in defense budgets or priorities; the Company’s ability to compete effectively; supply chain challenges; general market and economic conditions; geopolitical risks; and the risk factors described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.